UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2016

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Indemnification Agreements

On June 24, 2016, the Board of Directors of the Federal Home Loan Bank of Topeka (FHLBank) adopted revisions to the standard indemnification agreements entered into by directors and officers of FHLBank. The indemnification agreements were developed and revised to supplement the indemnification provisions of FHLBank’s Bylaws, which were revised on March 9, 2016. The principal terms of the indemnification agreements address, among other things, the following:

• Actions that require or permit the indemnification of directors or officers;
• FHLBank’s determination to indemnify a director or officer; and
• The advance payment of expenses.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the indemnification agreements. Copies of the director form of indemnification agreement and the officer form of indemnification agreement are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits
10.1 Form of Director Indemnification Agreement
10.2 Form of Officer Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

June 30, 2016	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Director Indemnification Agreement
10.2	Form of Officer Indemnification Agreement